CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 13 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 29, 1995, relating to the financial statements and financial highlights of Evergreen Global Real Estate Equity Fund one of the portfolios constituting the Evergreen Equity Trust, which report is also incorporated by reference into the Registration Statement and of our report dated September 7, 1995, relating to the financial statements and financial highlights of Evergreen Global Leaders Fund, which report is included into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.


PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, NY 10036
March 15, 1996